UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2009

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Mariner Purchase Agreement

On December 7, 2009, Edge Petroleum Corporation (“we”, “our”, “Edge” or the “Company”) and each of its Subsidiaries (defined below) concluded a bankruptcy auction pursuant to which Mariner Energy, Inc. (“Mariner”) was selected as the prevailing bidder to purchase substantially all of the Company’s assets (the “Assets”).  The Assets include all of the Company’s ownership interest in its direct and indirect subsidiaries, including Edge Petroleum Exploration Company (“EPEX”), Miller Exploration Company (“Miller”), Edge Petroleum Operating Company, Inc. (“EPOC”), Edge Petroleum Production Company (“EPPC”) and Miller Oil Corporation (“Miller Oil” and, together with EPEX, Miller, EPOC and EPPC, the “Subsidiaries” and together with Edge, the “Debtors”).

As previously disclosed, in connection with the filing of the Debtors’ voluntary petitions for reorganization (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”), the Company established an auction process to effect the sale of the Assets.  As a result of the auction held on December 7, 2009 pursuant to which Mariner was selected as the winning bidder, on December 9, 2009 the Company and its Subsidiaries signed a Purchase and Sale Agreement with Mariner relating to the purchase and sale of the Assets (the “Mariner Purchase Agreement” and the transactions contemplated thereby, the “Sale Transaction”).  Except as noted below, the Mariner Purchase Agreement contains substantially the same terms as the previously reported purchase agreement that the Company and its Subsidiaries signed with their stalking horse bidder, PGP Gas Supply Pool No. 3 (“PGP”) on September 30, 2009 (the “PGP Purchase Agreement”).  Consummation of the transactions contemplated by the Mariner Purchase Agreement is subject to the approval of the Bankruptcy Court and certain other closing conditions as set forth in the Mariner Purchase Agreement and on December 14, 2009 the Bankruptcy Court entered a confirmation and sale order confirming the Debtor’s plan of reorganization and approving the Sale Transaction.  The Sale Transaction is expected to close on December 31, 2009 and a pre-closing is expected to be held on December 22, 2009 at which time all documents required to be delivered at the closing will be delivered into escrow and the remaining purchase price (other than the previously escrowed deposit) will be deposited into escrow pending its release (and the release of the deposit) on the closing date.

Mariner’s bid was the highest bid of the two qualified bidders, Mariner and PGP.  Mariner’s winning bid was $260 million, less a fixed gas price downward adjustment of approximately $23.9 million.  PGP’s highest bid was $243 million, with a maximum downward floating gas price adjustment of approximately $23.9 million.  The base purchase price in the PGP Purchase Agreement was $191 million, with the same floating gas price downward adjustment cap.  Pursuant to the Mariner Purchase Agreement, the effective date for the sale of the Assets is June 30, 2009.  In addition to the fixed downward gas price adjustment, Mariner’s purchase price is subject to a number of other adjustments relating to, among others, (i) costs and expenses incurred by the Debtors in connection with the maintenance of the Debtors’ properties before and after the effective date, (ii) gas imbalance volumes, (iii) taxes, (iv) proceeds of production before and after the effective date, (v) unsold inventory as of the effective date, and (vi) prepaid items.  The Mariner Purchase Agreement does not include a break-up fee or any related expense reimbursement in the event the Sale Transaction is not consummated.  The proceeds from the sale of the Assets will be used to substantially reduce the Company’s indebtedness under the Company’s Fourth Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) among the Company, Union Bank, N.A. (f/k/a Union Bank of California, N.A), as administrative agent and as issuing lender, and the other lenders party thereto.  The Company currently has approximately $226.5 million of outstanding principal under its Credit Agreement which the Company currently believes will be in excess of the proceeds expected to be available for distribution as a result of the Sale Transaction and after taking into account all adjustments and other distributions contemplated with respect thereto.  As a result, it is unlikely that any material amount, if any, of proceeds will be available for distribution to the Company’s unsecured creditors or, in the unlikely event that such unsecured creditors received payment in full, that the holders of the Company’s 5.75% series A cumulative convertible perpetual preferred stock will receive any recovery.  The holders of the Company’s common stock will also not be entitled to any recovery upon consummation of the Sale Transaction even under the most optimistic of circumstances which the Company believes would still not be likely to result in proceeds in excess of the amount owing to the Company’s secured creditors.

The Company intends to use the proceeds of the Sale Transaction to pay down its indebtedness.  The Company notes that the total amount of principal, fees and interest outstanding under Credit Agreement was approximately $227.6 million as of the filing date of the Chapter 11 Cases, which, as noted above, is an amount which the Company believes is in excess of the amount which will be available to be distributed as a result of the Sale Transaction.  Stockholders of a company in chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied, which is not expected to occur as a result of the Sale Transaction.  Accordingly, the Company’s management would like to again inform investors that it does not expect that the Company’s common stockholders or its 5.75% series A cumulative convertible perpetual preferred stockholders will receive any recovery and it is currently contemplated that the bankruptcy proceedings will result in the cancellation of these equity interests with no payment to the holders of those equity interests.

Pursuant to the terms of the PGP Purchase Agreement, PGP is entitled to a break up fee in the amount of $6.0 million (the “Break-Up Fee”) and an expense reimbursement for any reasonable documented out-of-pocket fees and expenses owed or paid by PGP (collectively, not to exceed $500,000) to third parties actually incurred in the evaluation of PGP’s bid, the negotiation and execution of the PGP Purchase Agreement and related documents, and efforts by PGP related to consummation of the transactions contemplated thereby (the “Expense Reimbursement”).  The Company expects to pay the Break-Up Fee and the Expense Reimbursement on or about the time the Sale Transaction contemplated by the Mariner Purchase Agreement closes.  PGP has agreed to serve as the Company’s back-up bidder at its last bid set forth above.  PGP would receive credit of $6.5 million for the Break-Up Fee and the Expense Reimbursement and be subject to generally the same adjustments as set forth in the Mariner Purchase Agreement, except for Mariner’s fixed downward gas price adjustment.  In the event that the Company failed to consummate the Sale Transaction and a transaction with PGP as the back-up bidder were to be consummated, the Company expects that the proceeds available for distribution as a result of a transaction with PGP would be less than the proceeds available for distribution with respect to the Sale Transaction (in each case after taking into account all adjustments and other distributions contemplated with respect thereto) and would therefore also be less than is owing to the Company’s secured creditors.

The Company again urges investors to read our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 which we filed on November 9, 2009 and in particular to see “Item 1A - Risk Factors” included therein for a discussion of various risks associated with the bankruptcy process and the impact of those events on both our common stock and our 5.75% series A cumulative convertible perpetual preferred stock.

Item 7.01.  Regulation FD Disclosure.

Additional information about the Company’s restructuring, including access to court documents and other general information about the Chapter 11 cases, is available at www.KCCLLC.net/edgepetroleum.

Item 8.01.  Other Events.

On December 15, 2009, we issued a press release announcing the selection of Mariner as prevailing bidder in the bankruptcy auction for the sale of the Assets and the receipt of Bankruptcy Court approval for the Plan and the Sale Transaction.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated December 9, 2009 by and between the Company, EPEX, Miller, EPOC, EPPC, Miller Oil and Mariner

The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to this Exhibit 2.1 to the Securities and Exchange Commission upon request.

99.1

Press release dated December 15, 2009 announcing the selection of Mariner as prevailing bidder in the bankruptcy auction for the sale of the Assets and the receipt of Bankruptcy Court approval for the Plan and the Sale Transaction

Forward-Looking Statements

This Form 8-K may contain forward-looking information and statements regarding the Company. Any statements included in this Form 8-K and related exhibits that address activities, events or developments that the Company expects, believes, plans, projects, estimates or anticipates will or may occur in the future are forward-looking statements (including statements relating to the Chapter 11 Cases, the Company’s ability to close the transactions contemplated by the Mariner Purchase Agreement, expected proceeds to be received upon the sale of the Assets and the value of the common and preferred stock of the Company). We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include:

•                  our ability to close the Mariner Purchase Agreement;

•                  the amount of proceeds available for distribution as a result of the Sale Transaction;

•                  our ability to operate within the restrictions of the cash collateral order entered by the Bankruptcy Court in connection with the Chapter 11 Cases;

•                  our ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time;

•                  our ability to develop, prosecute, confirm and consummate the joint plan of reorganization (the “Plan”) with respect to the Chapter 11 Cases;

•                  the ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for us to propose and confirm the Plan, to appoint a Chapter 11 trustee or to convert the Chapter 11 Cases to Chapter 7 cases;

•                  our ability to obtain and maintain normal payment and other terms with customers, vendors and service providers;

•                  our ability to maintain contracts that are critical to our operations;

•                  our ability to attract, motivate and retain key employees;

•                  our ability to attract and retain customers;

•                  our ability to fund and execute our business plan;

•                  risks and uncertainties associated with the actions and decisions of our creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with our plans;

•                  the potential adverse effects of the Chapter 11 proceeding on our liquidity and results of operations;

•                  discussions with our bank lender group and our other creditors;

•                  changes in general economic conditions;

•                  uncertainties in reserve and production estimates;

•                  unanticipated recovery or production problems;

•                  unanticipated results from wells being planned, drilled or completed;

•                  oil and natural gas prices and competition;

•                  the impact of derivative positions;

•                  production expense estimates;

•                  cash flow estimates;

•                  future financial performance;

•                  planned capital expenditures;

•                  our ability to continue as a going concern; and

•                  other matters that are discussed in the Company’s filings with the Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to the Company’s filings with the SEC, including Form 10-K for the year ended December 31, 2008, Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and

September 30, 2009 and current reports on Form 8-K, for a discussion of these risks.  The Company disclaims any obligation to update any forward-looking statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: December 15, 2009	By:	/s/ John W. Elias
John W. Elias Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated December 9, 2009 by and between the Company, EPEX, Miller, EPOC, EPPC, Miller Oil and Mariner

The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to this Exhibit 2.1 to the Securities and Exchange Commission upon request.

99.1

Press release dated December 15, 2009 announcing the selection of Mariner as prevailing bidder in the bankruptcy auction for the sale of the Assets and the receipt of Bankruptcy Court approval for the Plan and the Sale Transaction